UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report:  April 20, 2007

ADVANCED BATTERY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

21 West 39th Street, Suite 2A New York, NY 10018
(Address of Principal Executive Offices)

212-391-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Appointment of Certain Officers.

On April 20, 2007 Guohua Wan resigned from her position as the Chief Financial Officer of Advanced Battery Technologies, Inc.  On the same date, the Board of Directors elected Sharon Xiaorong Tang to serve as the Company’s Chief Financial Officer.  Information about Ms. Tang follows:

Sharon Xiaorong Tang.  Since May 2006 Mr. Tang has been employed as Managing Director of First Federal Group of Companies, Inc. in New York City, where she managed investment banking and financial transactions for client companies.  For three months prior to that engagement, Ms. Tang was employed as Vice President by Crucible Capital Group, Inc.  From 1998 until 2006, Ms. Tang was employed as a Financial Advisor by Smith Barney, Citigroup in New York City.  Ms. Tang was awarded an M.B.A. by the Zicklin School of Business at Baruch College in 2005.  In 1988 Ms. Tang was awarded a M.S. degree in Chemical Engineering by the University of Rochester.  In 1982 Ms. Tang was awarded a B.S. degree with a concentration in Chemistry by the Peking University in Beijing, China.  Ms. Tang is 48 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: April 20, 2007

By: /s/ Fu Zhiguo

     Fu Zhiguo, Chief Executive Officer